CONTACT:
Michael Archer
Executive Vice President
Chief Financial Officer
Camden National Corporation
(800) 860-8821
marcher@CamdenNational.bank

FOR IMMEDIATE RELEASE

Camden National Corporation Reports Second Quarter 2025 Earnings
Net Income of $14.1 Million and Diluted EPS of $0.83 for the Second Quarter

CAMDEN, Maine, July 29, 2025/PRNewswire/--Camden National Corporation (NASDAQ: CAC; “Camden National” or the “Company”) reported earnings for the quarter ended June 30, 2025, of $14.1 million and diluted earnings per share ("EPS") of $0.83, increases of 92% and 93%, respectively, compared to the first quarter of 2025.

“We’re pleased to report strong results in our first full quarter as a unified organization following the Northway Financial acquisition,” said Simon Griffiths, President and Chief Executive Officer of Camden National. “During the quarter, we began to unlock the financial potential of the combined franchise, with pre-tax, pre-provision income—excluding one-time merger-related expenses—increasing 13% over the prior quarter. This performance reflects achievement of cost synergies and solid revenue growth, reinforcing the strategic value of the acquisition and positioning us for continued net interest margin expansion and earnings growth in the second half of 2025.”

SECOND QUARTER 2025 HIGHLIGHTS
•Net interest margin for the second quarter of 2025 increased 2 basis points to 3.06%, compared to the first quarter of 2025. On a non-GAAP basis, our core net interest margin was 2.70% for the second quarter of 2025, compared to 2.68% for the first quarter of 2025.

•The GAAP efficiency ratio for the second quarter of 2025 decreased to 60.37% and, on a non-GAAP basis, decreased to 55.47%, down from 74.02% and 58.72%, respectively, for the first quarter of 2025.

•Loans for the second quarter grew 4% on an annualized basis. At June 30, 2025, committed loan pipelines, excluding loans held for sale, were strong and totaled $149.5 million, an increase of 40% since March 31, 2025.

•Book value per share at June 30, 2025 totaled $38.54, and, on a non-GAAP basis, tangible book value per share totaled $26.90, an increase of 2% and 3%, respectively, for the second quarter of 2025.

•Loans 30-89 days past due were 0.08% of total loans at June 30, 2025, and annualized net charge-offs for the second quarter of 2025 were 0.02% of average loans.

FINANCIAL CONDITION

As of June 30, 2025, total assets were $6.9 billion, a decrease of 1% since March 31, 2025.

Investments totaled $1.4 billion on June 30, 2025, an increase of 1% since March 31, 2025. The duration of the Company's total investment portfolio was 5.3 years for both June 30, 2025, and March 31, 2025.

Loans totaled $4.9 billion on June 30, 2025, an increase of 1% since the first quarter of 2025. Linked-quarter growth in loan balances was across all segments, except for the residential loan portfolio, as we sold 39% of our residential mortgage production during the second quarter of 2025.

The allowance for credit losses (“ACL”) on loans was 1.08% of total loans as of June 30, 2025, an increase of 12 basis points during the second quarter of 2025. The increase was driven by one commercial loan as the borrower filed for bankruptcy during the quarter, which resulted in an increase in non-performing loans of 22 basis points during the second quarter of 2025 to 0.37% of total loans at June 30, 2025. The Company currently anticipates the commercial loan will be resolved in the second half of this year.

Deposits totaled $5.5 billion on June 30, 2025, a decrease of 1% since March 31, 2025. The Company saw normal outflows early in the second quarter and has since begun to see normal deposit inflows as we enter the summer months across our markets. As of June 30, 2025, the Company’s loan-to-deposit ratio was 89%, compared to 87% at March 31, 2025.

As of June 30, 2025, the Company's common equity Tier 1 risk-based capital ratio was 10.88%, Tier 1 risk-based capital ratio was 12.18%, total risk-based capital ratio was 13.35% and Tier 1 leverage ratio was 8.74%. The Company’s regulatory capital ratios continue to be well in excess of regulatory capital requirements and continue to rebuild following the acquisition of Northway Financial, Inc. (“Northway”) on January 2, 2025.

The Company announced a cash dividend of $0.42 per share, representing an annualized dividend yield of 4.14%, based on the Company's closing share price of $40.58 as reported by NASDAQ on June 30, 2025. The dividend will be payable on July 31, 2025, to shareholders of record on July 15, 2025.

FINANCIAL OPERATING RESULTS (Q2 2025 vs. Q1 2025)

Net interest income for the second quarter of 2025 was $49.2 million, an increase of $351,000, or 1%, compared to the first quarter of 2025. The increase between periods was driven by the expansion of net interest margin and, on a non-GAAP basis, core net interest margin, which excludes fair value mark accretion, of 2 basis points between periods to 3.06% and 2.70%, respectively, for the second quarter of 2025. The Company recognized $5.0 million of fair value mark accretion income in net interest income for both periods.

Provision expense of $6.9 million was recorded for the second quarter of 2025, compared to provision expense of $9.4 million recorded for the first quarter of 2025, which included the $6.3 million provision for non-purchase credit deteriorated (“non-PCD”) loans acquired from Northway. The driver for the provision for loan losses for the second quarter of 2025 was the aforementioned commercial loan that was placed on non-accrual during the quarter.

Non-interest income for the second quarter of 2025 was $13.1 million, an increase of $1.9 million, or 17%, compared to the first quarter of 2025. The increase between periods was driven by: (1) an increase in mortgage banking income of $552,000, (2) an increase in debit card income of $413,000, and (3) an increase in bank-owned life insurance of $343,000.

Non-interest expense for the second quarter of 2025 was $37.6 million, a decrease of $6.9 million, or 15%, compared to the first quarter of 2025. The decrease in non-interest expense between periods reflects the decrease in merger and acquisition costs of $6.2 million associated with the Northway acquisition and expense synergies following the integration of teams, branches and systems in late-March 2025. The Company anticipates run-rate operating expenses to continue to improve during the second half of 2025 as the full benefit of cost savings is realized.

Q2 2025 CONFERENCE CALL

Camden National Corporation will host a conference call and webcast at 3:00 p.m., Eastern Time, Tuesday, July 29, 2025 to discuss its second quarter 2025 financial results and outlook. Participants should dial into the call 10 - 15 minutes before it begins. Information about the conference call is as follows:

Live dial-in (Domestic): (833) 470-1428
Live dial-in (All other locations): (929) 526-1599
Participant access code: 118700
Live webcast: https://events.q4inc.com/attendee/238427677

A link to the live webcast will be available on Camden National's website under "About — Investor Relations" at CamdenNational.bank before the meeting, and a replay of the webcast will be available on Camden National’s website following the conference call. The conference call transcript will also be available on Camden National's website approximately two days after the conference call.

ABOUT CAMDEN NATIONAL CORPORATION

Camden National Corporation (NASDAQ: CAC) is Northern New England's largest publicly traded bank holding company, with $6.9 billion in assets. Founded in 1875, Camden National Bank has 72 banking centers in Maine and New Hampshire, is a full-service community bank offering the latest digital banking, complemented by award-winning, personalized service. Additional information is available at CamdenNational.bank. Member FDIC. Equal Housing Lender.

Comprehensive wealth management, investment, and financial planning services are delivered by Camden National Wealth Management.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this press release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including certain plans, expectations, goals, projections, and other statements, which are subject to numerous risks, assumptions, and uncertainties. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Certain factors that could cause actual results to differ materially from expected results include increased competitive pressures; inflation; ongoing competition in labor markets and employee turnover; deterioration in the value of Camden National's investment securities; changes in consumer spending and savings habits; changes in the interest rate environment; changes in general economic conditions, including as a result of tariffs and retaliatory tariffs; operational risks including, but not limited to, cybersecurity, fraud, pandemics and natural disasters; legislative and regulatory changes that adversely affect the business in which Camden National is engaged; turmoil and volatility in the financial services industry, including failures or rumors of failures of other depository institutions which could affect Camden National's ability to attract and retain depositors, and could affect the ability of financial services providers, including the Company, to borrow or raise capital; actions taken by governmental agencies to stabilize the financial system and the effectiveness of such actions; changes to regulatory capital requirements; changes in the securities markets and other risks and uncertainties disclosed from time to time in Camden National’s Annual Report on Form 10-K for the year ended December 31, 2024, as updated by other filings with the Securities and Exchange Commission ("SEC"). Further, statements regarding the potential effects of notable and global current events on the Company's business, financial condition, liquidity and results of operations may constitute forward-looking statements and are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond the Company's control. Statements relating to the Company’s recent acquisition of Northway may also be forward-looking statements. Factors that could cause actual results to differ materially from the forward-looking statements include the reaction to the transaction of the Company’s customers, employees and counterparties; customer disintermediation; expected synergies, cost savings and other financial benefits of the transaction might not be realized within the expected timeframes or might be less than projected; and credit and interest rate risks associated with Camden’s and Northway’s respective businesses, customers, borrowings, repayment, investment and deposit practices. Camden National does not have any obligation to update forward-looking statements.

USE OF NON-GAAP MEASURES

In addition to evaluating the Company's results of operations in accordance with generally accepted accounting principles in the United States ("GAAP"), management supplements this evaluation with certain non-GAAP financial measures such as: adjusted net income; adjusted diluted earnings per share; adjusted return on average assets; adjusted return on average equity; pre-tax, pre-provision income; adjusted pre-tax, pre-provision income; return on average tangible equity and adjusted return on average tangible equity; the efficiency and tangible common equity ratios; core net interest margin; and tangible book value per share. Management utilizes these non-GAAP financial measures for purposes of measuring our performance against our peer group and other financial institutions and analyzing our internal performance. We also believe these non-GAAP financial measures help investors better understand the Company's operating performance and trends and allow for better performance comparisons to other financial institutions. In addition, these non-GAAP financial measures remove the impact of unusual items that may obscure trends in the Company's underlying performance. These disclosures should not be viewed as a substitute for GAAP operating results, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other financial institutions. Reconciliations to the comparable GAAP financial measures can be found in this document.

ANNUALIZED DATA

Certain returns, yields and performance ratios are presented on an “annualized” basis. This is done for analytical and decision-making purposes to better discern underlying performance trends when compared to full-year or year-over-year amounts. Annualized data may not be indicative of any four-quarter period and is presented for illustrative purposes only.

Selected Financial Data
(unaudited)

	At or For The Three Months Ended			At or For The Six Months Ended
(In thousands, except number of shares and per share data)	June 30, 2025	March 31, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Financial Condition Data
Loans	$4,931,369	$4,885,086	$4,139,361	$4,931,369	$4,139,361
Total assets	6,920,044	6,964,785	5,724,380	6,920,044	5,724,380
Deposits	5,514,712	5,597,478	4,514,020	5,514,712	4,514,020
Shareholders' equity	652,148	640,054	508,286	652,148	508,286
Operating Data and Per Share Data
Net income	$14,081	$7,326	$11,993	$21,407	$25,265
Adjusted net income (non-GAAP)(1)	15,191	16,047	11,993	31,238	24,546
Adjusted pre-tax, pre-provision income (non-GAAP)(1)	26,085	23,128	15,519	49,213	29,752
Diluted EPS	0.83	0.43	0.81	1.26	1.72
Adjusted diluted EPS (non-GAAP)(1)	0.89	0.95	0.81	1.84	1.67
Profitability Ratios
Return on average assets	0.82%	0.43%	0.84%	0.63%	0.89%
Adjusted return on average assets (non-GAAP)(1)	0.89%	0.94%	0.84%	0.91%	0.87%
Return on average equity	8.77%	4.75%	9.60%	6.80%	10.18%
Adjusted return on average equity (non-GAAP)(1)	9.47%	10.40%	9.60%	9.92%	9.89%
Adjusted return on average tangible equity (non-GAAP)(1)	14.71%	16.40%	11.96%	15.53%	12.34%
GAAP efficiency ratio	60.37%	74.02%	63.77%	67.07%	64.76%
Efficiency ratio (non-GAAP)(1)	55.47%	58.72%	63.21%	57.06%	64.19%
Net interest margin (fully-taxable equivalent)	3.06%	3.04%	2.36%	3.05%	2.32%
Core net interest margin (fully-taxable equivalent) (non-GAAP)(1)	2.70%	2.68%	2.36%	2.69%	2.32%
Asset Quality Ratios
ACL on loans to total loans	1.08%	0.96%	0.86%	1.08%	0.86%
Non-performing loans to total loans	0.37%	0.15%	0.19%	0.37%	0.19%
Loans 30-89 days past due to total loans	0.08%	0.07%	0.05%	0.08%	0.05%
Annualized net charge-offs to average loans	0.02%	0.08%	0.04%	0.05%	0.03%
Capital Ratios
Common equity ratio	9.42%	9.19%	8.88%	9.42%	8.88%
Tangible common equity ratio (non-GAAP)(1)	6.77%	6.49%	7.34%	6.77%	7.34%
Book value per share	$38.54	$37.91	$34.89	$38.54	$34.89
Tangible book value per share (non-GAAP)(1)	$26.90	$26.02	$28.34	$26.90	$28.34
Tier 1 leverage capital ratio	8.74%	8.58%	9.64%	8.74%	9.64%
Total risk-based capital ratio	13.35%	13.13%	14.46%	13.35%	14.46%
(1)    This is a non-GAAP measure, please see "Reconciliation of non-GAAP to GAAP Financial Measures (unaudited).”

Consolidated Statements of Condition Data
(unaudited)

(In thousands)	June 30, 2025	March 31, 2025	June 30, 2024	% Change Jun 2025 vs. Mar 2025	% Change Jun 2025 vs. Jun 2024
ASSETS
Cash, cash equivalents and restricted cash	$113,815	$219,414	$105,560	(48)%	8%
Investments:
Trading securities	5,326	4,860	4,959	10%	7%
Available-for-sale securities, at fair value	860,217	836,130	579,534	3%	48%
Held-to-maturity securities, at amortized cost	509,298	516,682	533,600	(1)%	(5)%
Other investments	26,879	26,284	17,105	2%	57%
Total investments	1,401,720	1,383,956	1,135,198	1%	23%
Loans held for sale, at fair value	22,567	11,059	14,321	104%	58%
Loans:
Commercial real estate	2,089,977	2,067,098	1,697,979	1%	23%
Commercial	506,883	487,409	409,682	4%	24%
Residential real estate	2,018,332	2,028,062	1,768,357	—%	14%
Consumer and home equity	316,177	302,517	263,343	5%	20%
Total loans	4,931,369	4,885,086	4,139,361	1%	19%
Less: allowance for credit losses on loans	(53,022)	(46,723)	(35,412)	13%	50%
Net loans	4,878,347	4,838,363	4,103,949	1%	19%
Goodwill and core deposit intangible assets	197,031	200,770	95,390	(2)%	107%
Other assets	306,564	311,223	269,962	(1)%	14%
Total assets	$6,920,044	$6,964,785	$5,724,380	(1)%	21%
LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Deposits:
Non-interest checking	$1,118,080	$1,132,648	$921,605	(1)%	21%
Interest checking	1,663,335	1,714,944	1,465,560	(3)%	13%
Savings and money market	1,823,275	1,828,332	1,399,464	—%	30%
Certificates of deposit	698,185	703,873	576,563	(1)%	21%
Brokered deposits	211,837	217,681	150,828	(3)%	40%
Total deposits	5,514,712	5,597,478	4,514,020	(1)%	22%
Short-term borrowings	599,367	567,436	552,606	6%	8%
Junior subordinated debentures	61,365	61,290	44,331	—%	38%
Accrued interest and other liabilities	92,452	98,527	105,137	(6)%	(12)%
Total liabilities	6,267,896	6,324,731	5,216,094	(1)%	20%
Commitments and Contingencies
Shareholders’ Equity
Common stock, no par value	214,365	213,589	115,543	—%	86%
Retained earnings	515,662	508,720	493,974	1%	4%
Accumulated other comprehensive loss:
Net unrealized loss on debt securities, net of tax	(84,324)	(89,613)	(110,308)	(6)%	(24)%
Net unrealized gain on cash flow hedging derivative instruments, net of tax	6,045	6,953	9,327	(13)%	(35)%
Net unrecognized loss on postretirement plans, net of tax	400	405	(250)	(1)%	(260)%
Total accumulated other comprehensive loss	(77,879)	(82,255)	(101,231)	(5)%	(23)%
Total shareholders’ equity	652,148	640,054	508,286	2%	28%
Total liabilities and shareholders’ equity	$6,920,044	$6,964,785	$5,724,380	(1)%	21%

Consolidated Statements of Income Data
(unaudited)

	For The Three Months Ended
(In thousands, except per share data)	June 30, 2025	March 31, 2025	June 30, 2024	% Change Jun 2025 vs. Mar 2025	% Change Jun 2025 vs. Jun 2024
Interest Income
Interest and fees on loans	$67,477	$66,549	$53,422	1%	26%
Taxable interest on investments	10,257	9,772	6,807	5%	51%
Nontaxable interest on investments	455	468	461	(3)%	(1)%
Dividend income	493	520	521	(5)%	(5)%
Other interest income	641	1,086	951	(41)%	(33)%
Total interest income	79,323	78,395	62,162	1%	28%
Interest Expense
Interest on deposits	24,594	24,621	24,169	—%	2%
Interest on borrowings	4,620	4,018	5,285	15%	(13)%
Interest on junior subordinated debentures	900	898	524	—%	72%
Total interest expense	30,114	29,537	29,978	2%	—%
Net interest income	49,209	48,858	32,184	1%	53%
Provision for credit losses	6,920	9,429	650	(27)%	N.M.
Net interest income after provision for credit losses	42,289	39,429	31,534	7%	34%
Non-Interest Income
Debit card income	3,646	3,233	3,069	13%	19%
Service charges on deposit accounts	2,405	2,318	2,113	4%	14%
Income from fiduciary services	1,981	1,838	1,870	8%	6%
Brokerage and insurance commissions	1,794	1,697	1,441	6%	24%
Bank-owned life insurance	1,003	660	694	52%	45%
Mortgage banking income, net	1,060	508	516	109%	105%
Other income	1,178	942	942	25%	25%
Total non-interest income	13,067	11,196	10,645	17%	23%
Non-Interest Expense
Salaries and employee benefits	19,392	20,243	15,601	(4)%	24%
Furniture, equipment and data processing	4,294	4,731	3,497	(9)%	23%
Net occupancy costs	2,693	3,033	1,981	(11)%	36%
Debit card expense	1,725	1,690	1,311	2%	32%
Amortization of core deposit intangible assets	1,473	1,473	139	—%	N.M.
Merger and acquisition costs	1,405	7,525	—	(81)%	N.M.
Consulting and professional fees	1,310	1,498	1,149	(13)%	14%
Regulatory assessments	1,127	986	813	14%	39%
Other real estate owned and collection costs, net	91	90	47	1%	94%
Other expenses	4,086	3,182	2,772	28%	47%
Total non-interest expense	37,596	44,451	27,310	(15)%	38%
Income before income tax expense (benefit)	17,760	6,174	14,869	188%	19%
Income Tax Expense (Benefit)	3,679	(1,152)	2,876	(419)%	28%
Net Income	$14,081	$7,326	$11,993	92%	17%
Per Share Data
Basic earnings per share	$0.84	$0.43	$0.82	95%	2%
Diluted earnings per share	$0.83	$0.43	$0.81	93%	2%
N.M. = Not meaningful

Consolidated Statements of Income Data
(unaudited)

	For The Six Months Ended
(In thousands, except per share data)	June 30, 2025	June 30, 2024	% Change Jun 2025 vs. Jun 2024
Interest Income
Interest and fees on loans	$134,026	$105,131	27%
Taxable interest on investments	20,029	13,834	45%
Nontaxable interest on investments	923	926	—%
Dividend income	1,013	833	22%
Other interest income	1,727	1,621	7%
Total interest income	157,718	122,345	29%
Interest Expense
Interest on deposits	49,215	47,347	4%
Interest on borrowings	8,638	10,483	(18)%
Interest on junior subordinated debentures	1,798	1,058	70%
Total interest expense	59,651	58,888	1%
Net interest income	98,067	63,457	55%
Provision (credit) for credit losses	16,349	(1,452)	N.M.
Net interest income after provision (credit) for credit losses	81,718	64,909	26%
Non-Interest Income
Debit card income	6,879	5,935	16%
Service charges on deposit accounts	4,723	4,140	14%
Income from fiduciary services	3,819	3,619	6%
Brokerage and insurance commissions	3,491	2,680	30%
Bank-owned life insurance	1,663	1,377	21%
Mortgage banking income, net	1,568	1,324	18%
Other income	2,120	1,892	12%
Total non-interest income	24,263	20,967	16%
Non-Interest Expense
Salaries and employee benefits	39,635	31,555	26%
Furniture, equipment and data processing	9,025	7,126	27%
Merger and acquisition costs	8,930	—	N.M.
Net occupancy costs	5,726	4,051	41%
Debit card expense	3,415	2,575	33%
Amortization of core deposit intangible assets	2,946	278	N.M.
Consulting and professional fees	2,808	2,009	40%
Regulatory assessments	2,113	1,670	27%
Other real estate owned and collection costs, net	181	57	218%
Other expenses	7,268	5,351	36%
Total non-interest expense	82,047	54,672	50%
Income before income tax expense	23,934	31,204	(23)%
Income Tax Expense	2,527	5,939	(57)%
Net Income	$21,407	$25,265	(15)%
Per Share Data
Basic earnings per share	$1.27	$1.73	(27)%
Diluted earnings per share	$1.26	$1.72	(27)%
N.M. = Not meaningful

Quarterly Average Balance and Yield/Rate Analysis
(unaudited)

	Average Balance			Yield/Rate
	For The Three Months Ended			For The Three Months Ended
(Dollars in thousands)	June 30, 2025	March 31, 2025	June 30, 2024	June 30, 2025	March 31, 2025	June 30, 2024
Assets
Interest-earning assets:
Interest-bearing deposits in other banks and other interest-earning assets	$43,530	$84,211	$50,266	4.47%	4.44%	6.06%
Investments - taxable	1,396,669	1,375,818	1,162,941	3.12%	3.04%	2.58%
Investments - nontaxable(1)	61,044	62,485	61,794	3.78%	3.79%	3.78%
Loans(2):
Commercial real estate	2,076,129	2,065,534	1,701,431	5.72%	5.69%	5.09%
Commercial(1)	407,677	409,037	387,337	6.17%	6.37%	6.51%
Municipal(1)	82,768	90,554	16,351	4.68%	6.17%	4.84%
Residential real estate	2,037,852	2,034,024	1,772,707	4.84%	4.71%	4.48%
Consumer and home equity	308,938	303,147	260,384	7.36%	7.39%	7.93%
Total loans	4,913,364	4,902,296	4,138,210	5.48%	5.45%	5.14%
Total interest-earning assets	6,414,607	6,424,810	5,413,211	4.94%	4.91%	4.58%
Other assets	471,188	477,556	323,065
Total assets	$6,885,795	$6,902,366	$5,736,276

Liabilities & Shareholders' Equity
Deposits:
Non-interest checking	$1,103,025	$1,107,398	$901,774	—%	—%	—%
Interest checking	1,636,620	1,703,056	1,479,201	1.84%	1.85%	2.52%
Savings	959,987	894,803	624,034	1.20%	0.98%	0.52%
Money market	848,604	918,637	760,844	2.66%	2.63%	3.41%
Certificates of deposit	703,091	706,851	583,282	3.57%	3.72%	3.90%
Total deposits	5,251,327	5,330,745	4,349,135	1.70%	1.70%	2.05%
Borrowings:
Brokered deposits	207,672	196,510	150,799	4.53%	4.62%	5.28%
Customer repurchase agreements	234,491	236,437	185,729	1.31%	1.29%	1.81%
Junior subordinated debentures	61,325	61,282	44,331	5.88%	5.94%	4.75%
Other borrowings	398,408	348,402	401,144	3.88%	3.80%	4.46%
Total borrowings	901,896	842,631	782,003	3.50%	3.44%	4.00%
Total funding liabilities	6,153,223	6,173,376	5,131,138	1.96%	1.94%	2.35%
Other liabilities	88,790	103,201	102,658
Shareholders' equity	643,782	625,789	502,480
Total liabilities & shareholders' equity	$6,885,795	$6,902,366	$5,736,276
Net interest rate spread (fully-taxable equivalent)				2.98%	2.97%	2.23%
Net interest margin (fully-taxable equivalent)				3.06%	3.04%	2.36%
Core net interest margin (fully-taxable equivalent)(3)				2.70%	2.68%	2.36%
(1) Reported on a tax-equivalent basis calculated using the federal corporate income tax rate of 21%, including certain commercial loans.
(2) Non-accrual loans and loans held for sale are included in total average loans.
(3) This is a non-GAAP measure. Please see "Reconciliation of non-GAAP to GAAP Financial Measures (unaudited).”

Year-to-Date Average Balance and Yield/Rate Analysis
(unaudited)

	Average Balance		Yield/Rate
	For The Six Months Ended		For The Six Months Ended
(Dollars in thousands)	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Assets
Interest-earning assets:
Interest-bearing deposits in other banks and other interest-earning assets	$63,971	$47,376	4.44%	5.25%
Investments - taxable	1,386,239	1,175,320	3.08%	2.56%
Investments - nontaxable(1)	61,766	62,090	3.78%	3.78%
Loans(2):
Commercial real estate	2,070,874	1,692,015	5.70%	5.02%
Commercial(1)	408,327	388,678	6.27%	6.28%
Municipal(1)	86,627	15,502	5.46%	4.63%
Residential real estate	2,035,954	1,772,892	4.78%	4.45%
Consumer and home equity	306,062	258,844	7.38%	7.91%
Total loans	4,907,844	4,127,931	5.47%	5.07%
Total interest-earning assets	6,419,820	5,412,717	4.92%	4.51%
Other assets	474,347	314,411
Total assets	$6,894,167	$5,727,128

Liabilities & Shareholders' Equity
Deposits:
Non-interest checking	$1,105,239	$917,547	—%	—%
Interest checking	1,669,786	1,484,693	1.84%	2.53%
Savings	927,622	611,913	1.09%	0.37%
Money market	883,374	762,715	2.65%	3.35%
Certificates of deposit	704,952	583,044	3.65%	3.84%
Total deposits	5,290,973	4,359,912	1.70%	2.01%
Borrowings:
Brokered deposits	202,339	142,092	4.57%	5.29%
Customer repurchase agreements	235,479	184,108	1.30%	1.71%
Junior subordinated debentures	61,304	44,331	5.91%	4.80%
Other borrowings	373,277	401,413	3.85%	4.47%
Total borrowings	872,399	771,944	3.47%	3.98%
Total funding liabilities	6,163,372	5,131,856	1.95%	2.31%
Other liabilities	95,944	96,275
Shareholders' equity	634,851	498,997
Total liabilities & shareholders' equity	$6,894,167	$5,727,128
Net interest rate spread (fully-taxable equivalent)			2.97%	2.20%
Net interest margin (fully-taxable equivalent)			3.05%	2.32%
Core net interest margin (fully-taxable equivalent)(3)			2.69%	2.32%
(1)    Reported on a tax-equivalent basis calculated using the federal corporate income tax rate of 21%, including certain commercial loans.
(2)    Non-accrual loans and loans held for sale are included in total average loans.
(3)    This is a non-GAAP measure. Please see "Reconciliation of non-GAAP to GAAP Financial Measures (unaudited).”

Year-to-Date Organic Loans And Deposits Growth
(Unaudited)

	(A)	(B)	(C)	(D) = (A) - (B) - (C)
(In thousands)	June 30, 2025	December 31, 2024	Northway Acquisition Purchase Accounting(1)	Six Months Ended June 30, 2025 Organic Growth
Loans:
Commercial real estate	$2,089,977	$1,711,964	$360,272	$17,741	1%
Commercial	506,883	382,785	106,487	17,611	5%
Residential real estate	2,018,332	1,752,249	273,349	(7,266)	—%
Consumer and home equity	316,177	268,261	35,555	12,361	5%
Total loans	$4,931,369	$4,115,259	$775,663	$40,447	1%
Deposits:
Non-interest checking	$1,118,080	$925,571	$197,320	$(4,811)	(1)%
Interest checking	1,663,335	1,483,589	315,891	(136,145)	(9)%
Savings and money market	1,823,275	1,511,589	285,889	25,797	2%
Certificates of deposit	698,185	532,424	172,573	(6,812)	(1)%
Brokered deposits	211,837	179,994	—	31,843	18%
Total deposits	$5,514,712	$4,633,167	$971,673	$(90,128)	(2)%
(1)    Represents fair value marks recorded on loans and deposits as of the acquisition date, January 2, 2025.

Asset Quality Data
(unaudited)

(In thousands)	At or for the Six Months Ended June 30, 2025	At or for the Three Months Ended March 31, 2025	At or for the Year Ended December 31, 2024	At or for the Nine Months Ended September 30, 2024	At or for the Six Months Ended June 30, 2024
Non-accrual loans:
Residential real estate	$3,678	$4,322	$1,891	$2,497	$2,497
Commercial real estate	145	271	559	130	79
Commercial	13,514	1,803	1,927	2,057	4,409
Consumer and home equity	840	855	452	666	810
Total non-accrual loans	18,177	7,251	4,829	5,350	7,795
Accruing loans past due 90 days	—	—	—	—	—
Total non-performing loans	18,177	7,251	4,829	5,350	7,795
Other real estate owned	72	72	—	—	—
Total non-performing assets	$18,249	$7,323	$4,829	$5,350	$7,795
Loans 30-89 days past due:
Residential real estate	$1,519	$1,754	$558	$216	$400
Commercial real estate	1,120	380	689	239	678
Commercial	884	767	393	578	539
Consumer and home equity	591	440	621	358	628
Total loans 30-89 days past due	$4,114	$3,341	$2,261	$1,391	$2,245
ACL on loans at the beginning of the period	$35,728	$35,728	$36,935	$36,935	$36,935
ACL established on acquired PCD loans(1)	3,071	3,071	—	—	—
Provision (credit) for loan losses	15,469	8,873	53	(693)	(976)
Charge-offs:
Residential real estate	4	4	—	—	—
Commercial real estate	191	191	—	—	—
Commercial	1,245	896	1,784	1,157	763
Consumer and home equity	105	29	99	83	55
Total charge-offs	1,545	1,120	1,883	1,240	818
Total recoveries	(299)	(171)	(623)	(412)	(271)
Net charge-offs	1,246	949	1,260	828	547
ACL on loans at the end of the period	$53,022	$46,723	$35,728	$35,414	$35,412
Components of ACL:
ACL on loans	$53,022	$46,723	$35,728	$35,414	$35,412
ACL on off-balance sheet credit exposures(2)	3,685	3,362	2,806	2,743	2,787
ACL, end of period	$56,707	$50,085	$38,534	$38,157	$38,199
Ratios:
Non-performing loans to total loans	0.37%	0.15%	0.12%	0.13%	0.19%
Non-performing assets to total assets	0.26%	0.11%	0.08%	0.09%	0.14%
ACL on loans to total loans	1.08%	0.96%	0.87%	0.86%	0.86%
Net charge-offs to average loans (annualized):
Quarter-to-date	0.02%	0.08%	0.04%	0.03%	0.04%
Year-to-date	0.05%	0.08%	0.03%	0.03%	0.03%
ACL on loans to non-performing loans	291.70%	644.37%	553.07%	506.28%	367.31%
Loans 30-89 days past due to total loans	0.08%	0.07%	0.05%	0.03%	0.05%
(1)    Purchase credit deteriorated (“PCD”).
(2)    Presented within accrued interest and other liabilities on the consolidated statements of condition.

Reconciliation of non-GAAP to GAAP Financial Measures
(unaudited)

Adjusted Net Income; Adjusted Diluted Earnings per Share; Adjusted Return on Average Assets; and Adjusted Return on Average Equity:
	For the Three Months Ended			For the Six Months Ended
(In thousands, except number of shares, per share data and ratios)	June 30, 2025	March 31, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Adjusted Net Income:
Net income, as presented	$14,081	$7,326	$11,993	$21,407	$25,265
Adjustments before taxes:
Provision for non-PCD acquired loans	—	6,294	—	6,294	—
Provision for acquired unfunded commitments	—	249	—	249	—
Merger and acquisition costs	1,405	7,525	—	8,930	—
Signature Bank bond recovery	—	—	—	—	(910)
Total adjustments before taxes	1,405	14,068	—	15,473	(910)
Tax impact of above adjustments(1)	(295)	(2,926)	—	(3,221)	191
Adjustment for deferred tax valuation adjustment(2)	—	(2,421)	—	(2,421)	—
Adjusted net income	$15,191	$16,047	$11,993	$31,238	$24,546

Adjusted Diluted Earnings per Share:
Diluted earnings per share, as presented	$0.83	$0.43	$0.81	$1.26	$1.72
Adjustments before taxes:
Provision for non-PCD acquired loans	—	0.37	—	0.37	—
Provision for acquired unfunded commitments	—	0.01	—	0.01	—
Merger and acquisition costs	0.08	0.45	—	0.53	—
Signature Bank bond recovery	—	—	—	—	(0.06)
Total adjustments before taxes	0.08	0.83	—	0.91	(0.06)
Tax impact of above adjustments(1)	(0.02)	(0.17)	—	(0.19)	0.01
Adjustment for deferred tax valuation adjustment(2)	—	(0.14)	—	(0.14)	—
Adjusted diluted earnings per share	$0.89	$0.95	$0.81	$1.84	$1.67

Adjusted Return on Average Assets:
Return on average assets, as presented	0.82%	0.43%	0.84%	0.63%	0.89%
Adjustments before taxes:
Provision for non-PCD acquired loans	—%	0.37%	—%	0.18%	—%
Provision for acquired unfunded commitments	—%	0.01%	—%	0.01%	—%
Merger and acquisition costs	0.09%	0.44%	—%	0.26%	—%
Signature Bank bond recovery	—%	—%	—%	—%	(0.03)%
Total adjustments before taxes	0.09%	0.82%	—%	0.45%	(0.03)%
Tax impact of above adjustments(1)	(0.02)%	(0.17)%	—%	(0.10)%	0.01%
Adjustment for deferred tax valuation adjustment(2)	—%	(0.14)%	—%	(0.07)%	—%
Adjusted return on average assets	0.89%	0.94%	0.84%	0.91%	0.87%

Adjusted Net Income; Adjusted Diluted Earnings per Share; Adjusted Return on Average Assets; and Adjusted Return on Average Equity:
	For the Three Months Ended			For the Six Months Ended
(In thousands, except number of shares, per share data and ratios)	June 30, 2025	March 31, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Adjusted Return on Average Equity:
Return on average equity, as presented	8.77%	4.75%	9.60%	6.80%	10.18%
Adjustments before taxes:
Provision for non-PCD acquired loans	—%	4.08%	—%	2.00%	—%
Provision for acquired unfunded commitments	—%	0.16%	—%	0.08%	—%
Merger and acquisition costs	0.88%	4.88%	—%	2.83%	—%
Signature Bank bond recovery	—%	—%	—%	—%	(0.37)%
Total adjustments before taxes	0.88%	9.12%	—%	4.91%	(0.37)%
Tax impact of above adjustments(1)	(0.18)%	(1.90)%	—%	(1.02)%	0.08%
Adjustment for deferred tax valuation adjustment(2)	—%	(1.57)%	—%	(0.77)%	—%
Adjusted return on average equity	9.47%	10.40%	9.60%	9.92%	9.89%
(1)    Assumed a 21% tax rate.
(2)     A one-time deferred tax valuation adjustment of $2.4 million resulted from a change in the apportionment of state income taxes due to the Northway merger.

Pre-Tax, Pre-Provision Income and Adjusted Pre-Tax, Pre-Provision Income:
	For the Three Months Ended			For the Six Months Ended
(In thousands)	June 30, 2025	March 31, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Net income, as presented	$14,081	$7,326	$11,993	$21,407	$25,265
Adjustment for provision (credit) for credit losses	6,920	9,429	650	16,349	(1,452)
Adjustment for income tax expense (benefit)	3,679	(1,152)	2,876	2,527	5,939
Pre-tax, pre-provision income	24,680	15,603	15,519	40,283	29,752
Adjustment for merger and acquisition costs	1,405	7,525	—	$8,930	$—
Adjusted pre-tax, pre-provision income	$26,085	$23,128	$15,519	$49,213	$29,752

Efficiency Ratio:
	For the Three Months Ended			For the Six Months Ended
(Dollars in thousands)	June 30, 2025	March 31, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Non-interest expense, as presented	$37,596	$44,451	$27,310	$82,047	$54,672
Adjustment for merger and acquisition costs	(1,405)	(7,525)	—	(8,930)	—
Adjustment for amortization of core deposit intangible assets	(1,473)	(1,473)	(139)	(2,946)	(278)
Adjusted non-interest expense	$34,718	$35,453	$27,171	$70,171	$54,394
Net interest income, as presented	$49,209	$48,858	$32,184	$98,067	$63,457
Adjustment for the effect of tax-exempt income(1)	312	326	159	638	309
Non-interest income, as presented	13,067	11,196	10,645	24,263	20,967
Adjusted net interest income plus non-interest income	$62,588	$60,380	$42,988	$122,968	$84,733
GAAP efficiency ratio	60.37%	74.02%	63.77%	67.07%	64.76%
Non-GAAP efficiency ratio	55.47%	58.72%	63.21%	57.06%	64.19%
(1)    Assumed a 21% tax rate.

Return on Average Tangible Equity and Adjusted Return on Average Tangible Equity:
	For the Three Months Ended			For the Six Months Ended
(Dollars in thousands)	June 30, 2025	March 31, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Return on Average Tangible Equity:
Net income, as presented	$14,081	$7,326	$11,993	$21,407	$25,265
Adjustment for amortization of core deposit intangible assets	1,473	1,473	139	2,946	278
Tax impact of above adjustment(1)	(309)	(309)	(29)	(619)	(58)
Net income, adjusted for amortization of core deposit intangible assets	$15,245	$8,490	$12,103	$23,734	$25,485
Average equity, as presented	$643,782	$625,789	$502,480	$634,851	$498,997
Adjustment for average goodwill and core deposit intangible assets	(197,863)	(200,125)	(95,458)	(198,984)	(95,531)
Average tangible equity	$445,919	$425,664	$407,022	$435,867	$403,466
Return on average equity	8.77%	4.75%	9.60%	6.80%	10.18%
Return on average tangible equity	13.71%	8.09%	11.96%	10.98%	12.70%
Adjusted Return on Average Tangible Equity:
Adjusted net income (refer to the "Adjusted Net Income" non-GAAP reconciliation table)	$15,191	$16,047	$11,993	$31,238	$24,546
Adjustment for amortization of core deposit intangible assets	1,473	1,473	139	2,946	278
Tax impact of above adjustment(1)	(309)	(309)	(29)	(619)	(58)
Adjusted net income, adjusted for amortization of core deposit intangible assets	$16,355	$17,211	$12,103	$33,565	$24,766
Adjusted return on average tangible equity	14.71%	16.40%	11.96%	15.53%	12.34%
(1)    Assumed a 21% tax rate.

Core Net Interest Margin (fully-taxable equivalent):
	For the Three Months Ended			For the Six Months Ended
(In thousands)	June 30, 2025	March 31, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Net interest margin, tax equivalent, as presented	3.06%	3.04%	2.36%	3.05%	2.32%
Net accretion income on loans from purchase accounting(1)	(0.30)%	(0.30)%	—	(0.30)%	—
Net accretion income on investments from purchase accounting(2)	(0.07)%	(0.07)%	—	(0.07)%	—
Net amortization on time deposits and borrowings from purchase accounting(3)	0.01%	0.01%	—	0.01%	—
Core net interest margin (fully-taxable equivalent)	2.70%	2.68%	2.36%	2.69%	2.32%
(1)    Recognized $4.3 million and $8.6 million of net accretion income on loans from purchase accounting for the three and six months ended June 30, 2025, respectively, and $4.3 million for the three months ended March 31, 2025.
(2)    Recognized $863,000 and $1.7 million of net accretion income on investments from purchase accounting for the three and six months ended June 30, 2025, respectively, and $831,000 for the three months ended March 31, 2025.
(3)    Recognized $131,000 and $262,000 million of amortization expense on time deposits and borrowings from purchase accounting for the three and six months ended June 30, 2025, respectively, and $131,000 for the three months ended March 31, 2025.

Tangible Book Value Per Share and Tangible Common Equity Ratio:
(In thousands, except number of shares, per share data and ratios)	June 30, 2025	March 31, 2025	June 30, 2024
Tangible Book Value Per Share:
Shareholders' equity, as presented	$652,148	$640,054	$508,286
Adjustment for goodwill and core deposit intangible assets	(197,031)	(200,770)	(95,390)
Tangible shareholders' equity	$455,117	$439,284	$412,896
Shares outstanding at period end	16,919,689	16,885,571	14,569,262
Book value per share	$38.54	$37.91	$34.89
Tangible book value per share	$26.90	$26.02	$28.34
Tangible Common Equity Ratio:
Total assets	$6,920,044	$6,964,785	$5,724,380
Adjustment for goodwill and core deposit intangible assets	(197,031)	(200,770)	(95,390)
Tangible assets	$6,723,013	$6,764,015	$5,628,990
Common equity ratio	9.42%	9.19%	8.88%
Tangible common equity ratio	6.77%	6.49%	7.34%